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                                                                       EXHIBIT 5



     [REINHART, BOERNER, VAN DEUREN, NORRIS & RIESELBACH, S.C. LETTERHEAD]



                                  May 9, 1997



Racing Champions Corporation


800 Roosevelt Road


Building C, Suite 320


Glen Ellyn, IL 60137



Gentlemen:                                Re: Registration Statement on Form S-1


                                                   (Securities and Exchange


                                                   Commission File No.
                                                   333-22493)




     We have acted as counsel for Racing Champions Corporation, a Delaware corporation (the "Company"), in connection with the offering by the Company and certain of its stockholders to the public of 5,750,000 shares of common stock, par value $.01 per share (the "Shares"), pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Act").



     In such capacity, we have examined, among other documents, the Registration Statement (the "Registration Statement") on Form S-1 (File No. 333-22493) filed by the Company with the Securities and Exchange Commission (the "Commission") on February 27, 1997, as amended by Amendment No. 1 filed with the Commission on April 11, 1997 and by Amendment No. 2 filed with the Commission on the date hereof or shortly hereafter, including the prospectus contained therein, covering the public offering of the Shares. Based upon the foregoing, and upon such further examination as we have deemed relevant and necessary, we are of the opinion that the Shares have been legally and validly authorized under the Certificate of Incorporation of the Company and the laws of the State of Delaware and, when issued and paid for in accordance with the descriptions set forth in the Registration Statement, the Shares will constitute duly and validly issued and outstanding and fully paid and nonassessable Common Stock of the Company under the laws of the State of Delaware.



     We hereby consent to the use of our name beneath the caption "Legal Matters" in the prospectus forming part of the Registration Statement and to the filing of a copy of this opinion as an exhibit thereto. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Act.



                                          Yours very truly,



                                              REINHART, BOERNER, VAN DEUREN,


                                                NORRIS & RIESELBACH, s.c.



                                          By       /s/ JAMES M. BEDORE


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                                                      James M. Bedore